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                                                                   EXHIBIT 23(a)

                        CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3, to be filed on or about July 31, 1998) and related Prospectus of Paymentech, Inc. for the registration of 67,289 shares of its common stock and to the incorporation by reference therein of our report dated September 23, 1997, with respect to the consolidated financial statements of Paymentech, Inc. included in its Annual Report (Form 10-K) for the year ended June 30, 1997, filed with the Securities and Exchange Commission.


                                        /s/ ERNST & YOUNG LLP
                                            ERNST & YOUNG LLP

Dallas, Texas
July 30, 1998